EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

RESULT OF COURT MEETING AND EXTRAORDINARY GENERAL MEETING – SHAREHOLDERS APPROVE SCHEME OF ARRANGEMENT AND NEW SHARE PLANS

Basingstoke, UK and Philadelphia, US – October 28, 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that ordinary shareholders approved the scheme of arrangement proposed in a circular to shareholders dated 26th September 2005 (the “Circular”), without modification, at a meeting today convened by the High Court.

The High Court is expected to approve the scheme of arrangement, which will result in the establishment of a new UK listed holding company, Shire plc, above SPG at a hearing convened for 24th November 2005.

At the extraordinary general meeting which followed after the conclusion of the Court meeting (the “EGM”), shareholders approved the special resolution proposed in the notice of the EGM included in the Circular. The special resolution gives effect to the scheme of arrangement, amends SPG’s articles of association in relation to the scheme and approves the reduction of capital of Shire plc by which distributable reserves will be created for the group.

Shareholders at the EGM also approved resolutions implementing new share schemes of both SPG and Shire plc, the principal terms of which were summarised in the Circular.

The full results of the meetings were as follows:

Registered in England 2883758 Registered Office as above

POLL RESULT FOR THE COURT MEETING

Resolution to approve the scheme:

Number of votes for:	300,786,765	99.74%
Number of votes against:	780,881	0.26%
Number of voters for:	960	96.77%
Number of voters against:	32	3.23%

PROXY VOTES FOR THE EGM

All resolutions were put to the EGM and approved on a show of hands. The proxy votes received for the EGM are set out below:

Resolution:	For:*	Against:	Abstentions:**

1.To approve the scheme of arrangement	358,078,386	1,260,846	530,008
and other related matters.	(99.65%)	(0.35%)

2.To approve the adoption and	350,101,918	8,920,018	847,304
establishment of Part A of the Shire	(97.52%)	(2.48%)
Pharmaceuticals Group plc Portfolio Share
Plan.

3.To approve the adoption and	349,243,229	8,932,732	1,693,279
establishment of Part B of the Shire	(97.51%)	(2.49%)
Pharmaceuticals Group plc Portfolio Share
Plan.

4.To approve the adoption by Shire plc of	354,484,368	4,530,849	854,023
the Shire plc Sharesave Scheme and to	(98.74%)	(1.26%)
approve the authorisation given to the
directors of Shire plc in relation thereto.

5.To approve the adoption by Shire plc of	350,025,711	8,990,780	852,749
Part A of the Shire plc Portfolio Share Plan.	(97.50%)	(2.50%)

6.To approve the adoption by Shire plc of	350,026,432	8,990,576	852,232
Part B of the Shire plc Portfolio Share Plan.	(97.50%)	(2.50%)

7.To approve the assumption by Shire plc,	354,601,420	4,419,966	847,854
with effect from the scheme becoming	(98.77%)	(1.23%)
effective, of the Shire Pharmaceuticals
Group plc Employee Stock Purchase Plan
(as amended and renamed).

* These figures include discretionary votes.
**Abstentions are not counted in the proportion of votes “for” or “against”.

A copy of each of the resolutions passed at the Court meeting and the EGM has been provided to the Financial Services Authority for publication through the document viewing facility.

Canadian Exchangeable Shareholders also approved the new holding company proposals at their separate meeting on 21st October 2005.

As a result, the Canadian Exchangeable Shares will be exchanged, as a consequence of the scheme becoming effective, for new exchangeable shares on a one-for-one basis. The new exchangeable shares will be convertible into three ordinary shares or one American

Depositary Share of Shire plc, on the same terms as the existing Canadian Exchangeable Shares.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), renal diseases and human genetic therapies. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise, patents, including, but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including, but not limited to, the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), I2S (idursulfase) (Hunter syndrome), Dynepo and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States, Shire’s ability to benefit from its acquisition of TKT, Shire's ability to secure new products for commercialization and/or development and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.